Exhibit 10.2

SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Seventh Amendment”), dated as of October 9, 2015 (the “Effective Date”), is made and entered into by and between SYCAMORE NETWORKS, INC. (the “Seller”) and PRINCETON TYNGSBORO COMMONS LLC (the “Buyer”).

R E C I T A L S

A. Seller and Buyer are parties to that certain Purchase and Sale Agreement dated as of October 10, 2014 (the “Original Purchase Agreement”), as amended by (i) that certain First Amendment to Purchase and Sale Agreement dated as of February 24, 2015 (the “First Amendment”), (ii) that certain Second Amendment to Purchase and Sale Agreement dated March 27, 2015 (the “Second Amendment”), (iii) that certain Third Amendment to Purchase and Sale Agreement dated March 30, 2015 (the “Third Amendment”); (iv) that certain Fourth Amendment to Purchase and Sale Agreement dated July 30, 2015 (the “Fourth Amendment”); (v) that certain Fifth Amendment to Purchase and Sale Agreement dated September 15, 2015 (the “Fifth Amendment”); and (vi) that certain Sixth Amendment to Purchase and Sale Agreement dated September 30, 2015 (the “Sixth Amendment”; the Original Purchase Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, together, the “Purchase Agreement”) wherein the Buyer has agreed to purchase and Seller has agreed to sell that certain property consisting of 102.3 acres, more or less, located off Westford Road, Tyngsborough, Massachusetts (the “Premises”) as more particularly described in the Purchase Agreement, an ANR Plan entitled. “Plan of Land in Tyngsboro, MA #50 Westford Road, Prepared for Princeton Tyngsboro LLC dated February 14, 2015”, endorsed by the Tyngsboro Planning Board on March 19, 2015, as well as the Supplemental Escrow Agreement dated October 14, 2014 regarding the Escrow Agent’s duties regarding deposits.

B. The time of the performance and delivery of the Deed for the transaction contemplated by the Purchase Agreement, as affected by that certain letter dated December 31, 2014 from the Buyer to the Seller, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, is presently scheduled to take place on October 14, 2015 (the “Current Closing Date”).

C. As of the Effective Date, the Abutter Dispute (as defined in the Third Amendment) remains an active case pending with the courts of the Commonwealth of Massachusetts, however a settlement agreement has been entered into with the Abutter (as defined in the Third Amendment) which is mutually satisfactory to the Seller and the Buyer.

D. Seller and Buyer wish to extend the time of performance of the transaction contemplated by the Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Seller and Buyer hereby agree as follows:

1. Extended Time of Performance.

The time of performance and delivery of the Deed for the transaction contemplated by the Purchase Agreement is hereby extended from the Current Closing Date to December 4, 2015 (the “Extended Closing Date”). On the Extended Closing Date, the Buyer shall perform its obligations under the Purchase Agreement regardless of whether the Abutter Dispute is then an active case pending with the courts of the Commonwealth of Massachusetts.

2. Survival of Seller’s Representation and Obligations.

Seller and Buyer hereby acknowledge and agree that the Survival Period, as set forth in Section 21 of the Original Purchase Agreement, is hereby amended to expire on February 29, 2016.

3. Seller’s Closing Documentation.

Seller and Buyer hereby acknowledge and agree that Section 38 (Seller Closing Documentation) of the Original Purchase Agreement is hereby amended by deleting item (iv) (the delivery of a Certificate of Good Standing for Seller issued by the Secretary of State for the State of Delaware) therein in its entirety. However, notwithstanding the foregoing, Seller shall remain obligated to deliver a Certificate of Good Standing for Seller issued by the Secretary of State for the Commonwealth of Massachusetts.

4. Buyer’s Assignment of Rights Regarding Portions of the Premises.

Seller and Buyer hereby acknowledge and agree that the Buyer intends to sell a portion of the Premises to a third party buyer immediately after the Closing of the transaction contemplated by the Purchase Agreement. In the event the Buyer elects to assign its rights under the Purchase Agreement to such third party buyer with respect to a portion of the Premises, Seller hereby agrees to consent to such assignment so long as (i) such assignment is not effective until immediately prior to the Closing of the transaction contemplated by the Purchase and Sale Agreement, (ii) the Closing of the transaction contemplated by the Purchase and Sale Agreement with the Seller and the Seller’s assignee occurs simultaneously, (iii) Seller’s obligations under the Purchase Agreement are not materially affected, and (iv) the aggregate amount Seller is entitled to receive under the Purchase Agreement is not affected. In the event of such assignment of the Buyer’s rights under the Purchase Agreement with respect to a portion of the Premises, the Seller agrees to perform its obligations under the Purchase Agreement for the benefit of such assignee as they relate to the applicable portion of the Premises, provided however, Buyer hereby acknowledges and agrees that any obligations of Seller under the Original Purchase and Sale Agreement following the Closing of the transaction contemplated by the Purchase and Sale Agreement shall not exceed the Liability Cap regardless of whether the Buyer and/or its assignee make separate claims against Seller under the Purchase Agreement.

5. Ratification. Except as amended by this Seventh Amendment, all other terms, conditions, covenants and provisions as appear in the Purchase Agreement and the Supplemental Escrow Agreement are hereby ratified and confirmed and shall remain unchanged.

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IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to be duly executed under seal as of the date first written above.

SELLER:

SYCAMORE NETWORKS, INC.

BY:	/s/ David Guerrera
TITLE:	President and General Counsel

BUYER:

PRINCETON TYNGSBOROUGH COMMONS LLC

BY:	Princeton MGR Inc., its Manager

	BY:	/s/ Terry Flahive
	TITLE:	Vice President
As duly authorized and not individually